Exhibit 99
[Centra Financial Holdings, Inc. logo]
To Our Stockholders:
Centra continues 2005 with strong and consistent results.
Total assets grew 20% to $524 million at September 30, 2005 compared to $436 million at September 30, 2004. The primary component of the asset growth was total loans which grew 16% to $445 million at September 30, 2005 from $382 million at September 30, 2004. This growth was made possible by deposit growth of $83 million or 22% to $463 million at September 30, 2005 from $380 million at September 30, 2004. Net income for the third quarter of 2005 was $1,060,000, up 93% from the $550,000 net income for the third quarter of 2004. Net income for the first nine months of 2005 was $2,885,000, up 120% from the $1,314,000 net income for the first nine months of 2004.
On September 9, 2005, five years and seven months after opening our doors, Centra Bank reached $500,000,000 in total assets; truly a situation where potential has been translated into performance...performance that confirms our organization has what it takes to prosper in the highly competitive environment of today’s banking market. This has been accomplished with excellent bottom-line earnings growth, best in class credit quality and an effective expense control.
While many companies may take great satisfaction in reaching this milestone, we see it as a signal that we must re-sharpen our focus on service and customer orientation in order to maintain Centra’s performance momentum and competitive advantage in our two markets.
In Martinsburg a new main office building is under construction at 450 Foxcroft Avenue and is expected to be ready to open in the spring of 2006. Due to the company’s rapid growth, we have quickly outgrown the initial office at 300 Foxcroft that we have occupied as our Martinsburg headquarters since December 2001. Berkeley County and the surrounding area is the fastest growing area in West Virginia and one of the fastest in the nation. Looking ahead, we believe that enhancing our position in this area will result in increased market share from this region.
The credit for our success goes to our people. Clients tell us they perceive Centra employees as people who genuinely care about doing the right thing for their clients, with the commitment to get it done. We continue to take measures to ensure that we remain the employer of choice in the markets that we serve. With our swift growth, additions to the staff are commonplace; hiring and retaining the right bankers are key to our success.
Finally, we recognize that shareholders made a choice when they invested in Centra. In the end, our highest priority — the one that we keep in mind every day — is doing all we can to see that our shareholders investment choice is properly rewarded. Over the past five years we have worked hard on this priority. Be assured... our efforts are only intensifying.
Sincerely,
/s/ Douglas J. Leech
Douglas J. Leech
Chairman
President and CEO

Assets
(in thousands)

December	442,284
March	472,097
June	495,246
September	523,516

Loans
(in thousands)

December	396,914
March	417,557
June	438,583
September	445,322

Deposits
(in thousands)

December	385,822
March	415,447
June	438,912
September	463,249

Quarterly net income
(in thousands)

December	690
March	836
June	989
September	1,060

Centra Financial Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands, except Per Share Data)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2005	2004	2005	2004
Interest income
Loans, including fees	$20,034	$13,638	$7,267	$5,004
Loans held for sale	118	73	58	28
Securities available-for-sale	463	321	160	127
Interest-bearing bank balances	62	19	18	7
Federal funds sold	149	78	117	24

Total interest income	20,826	14,129	7,620	5,190

Interest expense
Deposits	6,993	4,775	2,712	1,701
Short-term borrowed funds	286	61	92	31
Long-term debt	407	13	148	13

Total interest expense	7,686	4,849	2,952	1,745

Net interest income	13,140	9,280	4,668	3,445

Provision for loan losses	1,001	1,563	117	635

Net interest income after provision for loan losses	12,139	7,717	4,551	2,810

	Nine Months Ended September 30,		Quarter Ended September 30,
	2005	2004	2005	2004
Other income
Service charges on deposit accounts	665	639	227	225
Other service charges and fees	662	484	231	183
Secondary market income	759	567	348	180
Security losses	(79)	—	(79)	—
Other	218	109	110	39

Total other income	2,225	1,799	837	627

Other expense
Salary and employee benefits	4,781	3,467	1,757	1,203
Occupancy expense	1,004	724	490	246
Equipment expense	872	805	310	237
Advertising	601	350	215	108
Professional fees	323	257	88	137
Data processing	523	692	217	246
Other	1,673	1,177	629	402

Total other expense	9,777	7,472	3,706	2,579

Net income before income tax	4,587	2,044	1,682	858

Income tax expense	1,702	730	622	308

Net income	$2,885	$1,314	$1,060	$550

Basic earnings per share	$1.13	$0.51	$0.42	$0.22
Diluted earnings per share	$1.06	$0.49	$0.38	$0.21
Weighted average shares outstanding — basic	2,553,274	2,552,605	2,554,156	2,552,605
Weighted average shares outstanding — diluted	2,726,083	2,679,377	2,758,081	2,679,364

Centra Financial Holdings, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in Thousands, except Per Share Data)

	September 30	September 30
	2005	2004
Assets
Cash and due from banks	$12,322	$11,632
Interest-bearing deposits in other banks	1,487	1,013
Federal funds sold	21,689	9,048

Total cash and cash equivalents	35,498	21,693

Avalilable-for-sale securities, at estimated fair value (amortized cost of $29,810 in 2005 and $22,485 in 2004)	29,816	22,501

Loans, net of unearned	445,322	382,352
Allowance for loan losses	(7,262)	(5,814)

Net loans	438,060	376,538

Premises and equipment	9,103	6,369

Loans held for sale	1,694	2,744

Other Assets	9,345	6,031

Total assets	$523,516	$435,876

	September 30	September 30
	2005	2004
Liabilities
Deposits
Non-interest bearing	$67,918	$46,846
Interest-bearing	395,331	333,770

Total deposits	463,249	380,616

Short-term borrowings	14,033	14,110

Long-term debt	10,000	10,000

Other liabilities	3,543	2,046

Total Liabilities	490,825	406,772

Stockholders’ equity
Preferred stock, $1 par value, 1,000,000 authorized, none issued	—	—
Common stock, $1 par value, 50,000,000 authorized, 2,554,156 and 2,320,550 issued and outstanding, respectively	2,554	2,320
Additional paid-in capital	25,202	25,419
Accumulated earnings	4,931	1,356
Accumulated other comprehensive income	4	9

Total equity	32,691	29,104

Total liabilities and stockholders’ equity	$523,516	$435,876

[Centra Financial Holdings, Inc. Logo]
MORGANTOWN

Suncrest 304-598-2000	Wharf District 304-292-2000

Cheat Lake 304-284-8630	Sabraton 304-284-8000
BOARD OF DIRECTORS

JULIAN E. BAILES Chairman, Department of Neurosurgery WVU School of Medicine	MARK R. NESSELROAD* Chief Executive Officer Glenmark Holdings LLC

LAURENCE DeLYNN Retail Consultant	PARRY PETROPLUS* President, Petroplus & Associates

ARTHUR GABRIEL* President Gabriel Brothers, Inc.	MILAN PUSKAR* Chairman, Mylan Labs, Inc.

DOUGLAS J. LEECH* President & Chief Executive Officer Centra Financial Holdings, Inc. & Centra Bank	THOMAS P. ROGERS Chairman & CEO Thoughtfulness, Inc.

ROBERT E. LYNCH, JR. Vice-President Davis-Lynch Glass Co.	PAUL T. SWANSON* Chairman CWS Inc., and Swanson Plating

PAUL F. MALONE Physician President, Morgantown ENT Clinic	RITA D. TANNER Realtor, Dorsey & Kiger Realtors

BERNARD G. WESTFALL* Retired President & CEO WV United Health Systems

*Director of Centra Financial Holdings, Inc.
OFFICERS

DOUGLAS J. LEECH * Chairman President & CEO	LISA VARNER Compliance Officer

KEVIN D. LEMLEY * Sr.Vice-President Chief Financial Officer	SANDRA L. WALTERS Assistant Vice President

TIMOTHY P. SAAB * Sr. Vice President Corporate Secretary	DEBORAH BICE Assistant Vice President

E. RICHARD HILLEARY * Sr. Vice-President Commercial Lending	JOSEPH WESTERMAN Assistant Vice President

KARLA STROSNIDER * Sr. Vice President Operations	EVE ANNE NICHOLAS Assistant Vice President Mortgage Loans

JANE RYAN Vice President Retail	DONNA SCOTT Consumer Loan Manager

ANN O’NEAL Vice President Mortgage Lending	CATHY ROHR Banking Office Manager

JOHN FAHEY * Vice President Marketing Director	SANDRA CAMPBELL Banking Office Manager

RANDALL L. WILLIAMS Vice President Commercial Lending	THERESA TURNER Banking Office Manager

FRANK VITALE Vice President Executive Banking and Human Resources	RICHARD SEMENTA Banking Office Manager

TAMMIE ALEXANDER Vice President & General Counsel President-Title Services Inc.	SUSAN FLYNN Executive Banking Officer

RYAN CURRY Auditor	HARRIET MAYFIELD Retail Banking Officer

JO ANN D’AMICO Banking Officer

LINDA MOXLEY Banking Officer

JAN MCGINNIS Security Officer

RACHEL STEVENSON Bank Secrecy Act Officer
*Officers of Centra Financial Holdings Inc.
MARTINSBURG

Foxcroft 304-262-6500	Williamsport Pike 304-260-9207

South Berkeley
304-229-4500
BOARD OF DIRECTORS

MANUEL P. ARVON Superintendent—Berkeley County School System	MICHAEL B. KELLER Attorney Bowles Rice McDavid Graff & Love

KENNETH L. BANKS, DDS General Dentistry	DOUGLAS J. LEECH* President & Chief Executive Officer Centra Financial Holdings, Inc.

JAMES W. DAILEY, II* Chairman W. Harley Miller Contractors Vice-Chairman Farmers & Mechanics Mutual Insurance Co.	ROBERT A. McMILLAN* President Jefferson Distributing Company

DEBORAH J. DHAYER Owner Eddies Tire Service	JEFFREY S. PETRUCCI President Heiston Supply Inc.

TERRY W. HESS Chairman & CEO Vita Specialty Foods, Inc.	D. SCOTT ROACH President, R.M. Roach & Sons, Inc.

ROBERT S. STRAUCH, M.D. Surgeon
*Director Centra of Financial Holdings, Inc.
OFFICERS

HENRY KAYES* Executive Vice-President Chief Operating Officer Centra Bank Inc. President-Martinsburg	CHERYL KEMMERER Vice President Human Resources

STEPHEN COX Vice President Commercial Lending	RICK MANNING Vice President Retail

GARY FLEMING Vice President Executive Banking	TIMOTHY POWNELL Vice President Commercial Lending

BARBARA HARLESS Vice President Mortgage Lending	MICHAEL ROACH Vice President Consumer Lending

JOYCE KEES Vice President Banking Officer Manager	DAVID DALTON Banking Office Manager

RENEE DAVIS Assistant Vice President
* Offices of Centra Financial Holdings, Inc.